POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED EQUITY FUNDS, FEDERATED TOTAL RETURN SERIES, INC., FEDERATED U.S. GOVERNMENT SECURITIES FUND: 1-3 YEARS, AND MONEY MARKET OBLIGATIONS TRUST and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-14 relating to the proposed reorganization of Performance Strategic Dividend Fund, a portfolio of Performance Funds Trust into Federated Strategic Value Dividend Fund, a portfolio of Federated Equity Funds, Performance Large Cap Equity Fund, a portfolio of Performance Funds Trust into Federated Capital Appreciation Fund, a portfolio of Federated Equity Funds, Performance Leaders Equity Fund, a portfolio of Performance Funds Trust into Federated Mid Cap Growth Strategies Fund, a portfolio of Federated Equity Funds, and Performance Mid Cap Equity Fund, a portfolio of Performance Fund Trust, into Federated Mid Cap Growth Strategies Fund, a portfolio of Federated Equity Funds; Performance Intermediate Term Income Fund, a portfolio of Performance Funds Trust into Federated Total Return Bond Fund, a portfolio of Federated Total Return Series, Inc.; Performance Short Term Government Income Fund, a portfolio of Performance Funds Trust into Federated U.S. Government Securities Fund: 1-3 Years; and Performance Money Market Fund, a portfolio of Performance Funds Trust into Federated Prime Obligations Fund, a portfolio of Money Market Obligations Trust, and Performance U.S. Treasury Money Market Fund, a portfolio of Performance Fund Trust, into Federated U.S. Treasury Cash Reserves, a portfolio of Money Market Obligations Trust, and any amendments to the Registration Statement, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE

/s/ John F. Donahue		June 20, 2012
John F. Donahue	Trustee/ Director

/s/ J. Christopher Donahue		June 20, 2012
J. Christopher Donahue	President and Trustee/ Director
(Principal Executive Officer)

/s/Richard A. Novak_		June 20, 2012
Richard A. Novak	Treasurer
(Principal Financial Officer)

/s/ Nicholas P. Constantakis		June 20, 2012
Nicholas P. Constantakis	Trustee/ Director

Merger of Performance Strategic Dividend Fund into Federated Strategic Value Dividend Fund, Performance Large Cap Equity Fund into Federated Capital Appreciation Fund, Performance Leaders Equity Fund into Federated Mid Cap Growth Strategies Fund, and Performance Mid Cap Equity Fund into Federated Mid Cap Growth Strategies Fund, Performance Intermediate Term Income Fund into Federated Total Return Bond Fund, Performance Short Term Government Income Fund into Federated U.S. Government Securities Fund: 1-3 Years, and Performance Money Market Fund into Federated Prime Obligations Fund and Performance U.S. Treasury Money Market Fund into Federated U.S. Treasury Cash Reserves Fund

/s/ John F. Cunningham		June 20, 2012
John F. Cunningham	Trustee/ Director

/s/ Maureen Lally- Green		June 20, 2012
Maureen Lally-Green	Trustee/ Director

/s/ Peter E. Madden		June 20, 2012
Peter E. Madden	Trustee/ Director

/s/ Charles F. Mansfield, Jr.		June 20, 2012
Charles F. Mansfield, Jr.	Trustee/ Director

/s/ Thomas M. O’Neill		June 20, 2012
Thomas M. O’Neill	Trustee/ Director

/s/ John S. Walsh		June 20, 2012
John S. Walsh	Trustee/ Director